Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


October 18, 2010

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Vantage Health, Inc.
Los Angeles, California

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A Amendment No. 1, Registration Statement under the Securities Act of 1933, filed by Vantage Health, Inc. of our report dated August 10, 2010, relating to the financial statements of Vantage Health, Inc., a Nevada Corporation, as of and for the period ending June 30, 2010, and the reference to us under the caption "Interest of Named Experts and Counsel".

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC